UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 25, 2020 (June 24, 2020)

Date of Report (Date of earliest event reported)

Mobile Mini, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Address of Principal Executive Offices) (Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MINI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 24, 2020, Mobile Mini, Inc. (“Mobile Mini” or “Company”) held a special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified below, each of which is described in detail in the definitive joint proxy statement/prospectus, dated May 6, 2020, which the Company filed with the U.S. Securities and Exchange Commission and first mailed to Mobile Mini stockholders on or about May 8, 2020, in connection with the merger contemplated by the Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), dated as of March 1, 2020, by and among Mobile Mini, WillScot Corporation (“WillScot”) and Picasso Merger Sub, Inc., a wholly owned subsidiary of WillScot, pursuant to which Picasso Merger Sub, Inc. will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of WillScot. WillScot’s name as of the closing of the transaction shall be WillScot Mobile Mini Holdings Corp.

As of the close of business on May 1, 2020, the record date for the Special Meeting, 44,347,388.55 shares of Mobile Mini common stock were issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 37,117,047 shares of Mobile Mini common stock were represented in person or by proxy and, therefore, a quorum was present. The Merger Proposal and the Merger-Related Compensation Proposal described below were approved and, although sufficient votes were received to approve the Adjournment Proposal described below, an adjournment of the Special Meeting was not necessary due to the approval of the Merger Proposal. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:

1.    To approve and adopt the Merger Agreement (the “Merger Proposal”). The Merger Proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,109,421	922,367	85,259	N/A

2.    To approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Mobile Mini’s named executive officers in connection with the merger contemplated by the Merger Agreement (the “Merger-Related Compensation Proposal”). The Merger-Related Compensation Proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,054,352	15,736,192	326,503	N/A

3.    To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). Because there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal, a vote was not called on the Adjournment Proposal.

Item 8.01	Other Events.

On June 24, 2020, Mobile Mini and WillScot issued a joint press release announcing the results of the Special Meeting and of the special meeting of WillScot stockholders held on June 24, 2020. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Joint Press Release, dated June 24, 2020, issued by Mobile Mini, Inc. and WillScot Corporation

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobile Mini, Inc.

Date: June 25, 2020	By:	/s/ Christopher J. Miner
Christopher J. Miner
Senior Vice President and General Counsel